UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2006

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2006, Prosperity Bank (“Prosperity Bank”), a Texas banking association and the wholly owned subsidiary of Prosperity Bancshares, Inc. (“Prosperity”), a Texas corporation, entered into an amendment to the employment and non-competition agreement (the “Amendment”) with Peter E. Fisher, Prosperity’s General Counsel.

The Amendment amends the Employment and Non-Competition Agreement dated as of September 1, 2002 (the “Employment Agreement”) between Prosperity Bank and Mr. Fisher. As provided in the Amendment, Prosperity Bank’s obligation to pay the $100,000 non-competition payment with respect to Mr. Fisher’s obligations under Article VI of the Employment Agreement was advanced, and such amount will be paid to Mr. Fisher on the earlier of January 2, 2007 or the date of termination of Mr. Fisher’s employment with Prosperity Bank.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	First Amendment to Employment and Non-Competition Agreement, dated as of September 19, 2006, by and between Prosperity Bank and Peter E. Fisher

10.2	Employment and Non-Competition Agreement, dated as of September 1, 2002, by and between Prosperity Bank and Peter E. Fisher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: September 21, 2006	By:	/s/ James D. Rollins III
James D. Rollins III
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	First Amendment to Employment and Non-Competition Agreement, dated as of September 19, 2006, by and between Prosperity Bank and Peter E. Fisher

10.2	Employment and Non-Competition Agreement, dated as of September 1, 2002, by and between Prosperity Bank and Peter E. Fisher